 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 1996
                                                   REGISTRATION NO. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           SILICON VALLEY GROUP, INC.

               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                        94-2264681
- --------------------------                    ---------------------------------
 (State of Incorporation)                    (I.R.S Employer Identification No.)

                                 101 METRO DRIVE
                           SAN JOSE, CALIFORNIA 95110
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                                ----------------
                             PAPKEN S. DER TOROSSIAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                           SILICON VALLEY GROUP, INC.
                              2240 RINGWOOD AVENUE
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 434-0500
            (Name, address and telephone number of agent for service)

                        ---------------------------------

                                    COPY TO:
                            ROBERT T. CLARKSON, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                                 (415) 493-9300



                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING         AMOUNT OF
    SECURITIES TO BE REGISTERED             REGISTERED          PER SHARE(1)           PRICE(1)         REGISTRATION FEE(1)
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock
 $0.01 par value, issuable under
 1996 Employee Stock Purchase Plan. . .   1,000,000 shares   $23.875 per share       $23,875,000                   $8,233
================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based on the closing price of the Common Stock as reported in the Nasdaq Stock Market on June 3, 1996.

                           SILICON VALLEY GROUP, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      There are hereby incorporated by reference into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:

            (a) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

            (b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995.

            (c) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

            (d) The description of the Company's Common Stock to be offered hereby, which is incorporated by reference to the Company's Registration Statement on Form 8-A filed pursuant to Section 13 of the 1934 Act on November 23, 1983, as amended by subsequently filed 1934 Act reports.

      All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its officers, directors, employees or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Section VIII of the Restated Certificate of Incorporation of the Company provides for indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law and Article VI of the Bylaws of the Company provides for indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law.

      The Company maintains policies of insurance under which directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers. The Company has also entered into agreements with its directors and officers to provide indemnification and advancement of expenses under certain circumstances.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      Exhibit
      Number
      -------

        4.1    1996 Employee Stock Purchase Plan.

        5.1    Opinion of counsel as to legality of securities being registered.

       23.1    Consent of Deloitte & Touche.

       23.2    Consent of Counsel (contained in Exhibit 5.1 hereto).

       24.1    Power of Attorney (see p. II-4).

- ------------------------------------------------------


ITEM 9. UNDERTAKINGS.

            (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware Corporation Law, the Certificate of Incorporation of the Registrant, the By-Laws of Registrant and the indemnification agreements described in Item 6 of Part II of this Registration Statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant, Silicon Valley Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this sixth day of June, 1996.

                                       SILICON VALLEY GROUP, INC.


                                       By:   /s/ Papken S. Der Torossian
                                             ---------------------------------
                                             Papken S. Der Torossian, Chairman
                                              and Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Papken S. Der Torossian and Russell G. Weinstock, and each of them, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                               Date
     ----------------               -----------------------------------              ---------

/s/ Papken S. Der Torossian      Chairman of the Board of Directors and Chief      June 6, 1996
- ------------------------------   Executive Officer (Principal Executive Officer)
(Papken S. Der Torossian)

/s/ Russell G. Weinstock         Vice President of Finance and Chief Financial     June 6, 1996
- ------------------------------   Officer (Principal Financial and Accounting
(Russell G. Weinstock)           Officer)

/s/ William A. Hightower         Director                                          June 6, 1996
- ------------------------------
(William A. Hightower)

/s/ William L. Martin            Director                                          June 6, 1996
- ------------------------------
(William L. Martin)

/s/ Larry W. Sonsini             Director                                          June 6, 1996
- ------------------------------
(Larry W. Sonsini)                                                                 June 6, 1996

/s/ Nam P. Suh                   Director                                          June 6, 1996
- ------------------------------
(Nam P. Suh)

                           SILICON VALLEY GROUP, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


Exhibit
Number                  Description
- -------       -------------------------------

 4.1          1996 Employee Stock Purchase Plan.

 5.1 Opinion of counsel as to legality of securities being registered.

23.1          Independent Auditors consent.

23.2          Consent of Counsel (contained in Exhibit 5.1 hereto).

24.1          Power of Attorney (see p. II-4).